THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) dated as of November 7, 2025 to the Credit Agreement referenced below is by and among VIEMED, INC., a Delaware corporation (the “Borrower”), the Subsidiaries identified on the signature pages hereto, as Guarantors, the Lenders identified on the signature pages hereto and REGIONS BANK, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, credit facilities have been extended to the Borrower pursuant to that certain Credit Agreement dated as of November 29, 2022 (as amended, restated, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the undersigned Lenders have agreed to such modifications;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the meaning given to them in the Credit Agreement.

2.Amendments. The definition of “DDTL Commitment Termination Date” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“DDTL Commitment Termination Date” means the earliest to occur of: (a) November 29, 2026 (or, if such date is not a Business Day, the immediately prior Business Day), (b) the date on which the DDTL Commitments shall have been terminated pursuant to Section 2.11(b) and (c) the date on which all amounts outstanding under this Agreement shall have been declared, or automatically have become, due and payable pursuant to Section 9.2 (whether by acceleration of otherwise).
3.Effectiveness; Conditions Precedent. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

a.Amendment. Receipt by the Administrative Agent of a counterpart of this Amendment duly executed by each of the Borrower, the Guarantors, the Lenders and the Administrative Agent.

b.Fees and Expenses. The Administrative Agent shall have confirmation that all reasonable out-of-pocket fees and expenses (and all filing and recording fees and taxes) required to be paid on or before the date hereof have been paid, including the reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent.

4.Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Credit Agreement and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Credit Documents) shall be deemed to include this Amendment.

5.Representations and Warranties; No Default. Each Credit Party represents and warrants to the Administrative Agent that, on and as of the date hereof, immediately after giving effect to this Amendment, (a) the representations and warranties contained in Section 6 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality in which case such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent such representation or warranty is true and correct in all respects) on and as of such earlier date, and (b) no event has occurred and is continuing which constitutes an Event of Default or a Default.

6.Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

7.Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents.

8.No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

9.Counterparts/Facsimile. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER: VIEMED, INC.,
a Delaware corporation

By: /s/ Trae Fitzgerald
Name: Trae Fitzgerald
Title: Chief Financial Officer

GAURANTORS: HOME SLEEP DELIVERED, L.L.C.,
a Louisiana limited liability company
SLEEP MANAGEMENT, L.L.C.,
a Louisiana limited liability company
VIEMED CLINICAL SERVICES, LLC,
a Louisiana limited liability company
VIEMED HEALTHCARE STAFFING LLC,
a Louisiana limited liability company
VIEMED REAL ESTATE HOLDINGS, LLC
a Louisiana limited liability company
HOME MEDICAL PRODUCTS, INC.,
a Tennessee corporation
SCHOFIELD HOMECARE SERVICES, INC.,
an Alabama corporation
SPIROCARE DME, LLC,
a Tennessee limited liability company
WORKFORCE DELIVERED, LLC,
a Louisiana limited liability company
LEHAN DRUGS, INC.,
a Delaware corporation

By: /s/ Trae Fitzgerald
Name: Trae Fitzgerald
Title: Chief Financial Officer of each of the foregoing

ADMINISTRATIVE AGENT AND
COLLATERAL AGENT:

REGIONS BANK
By: /s/ Brian Walsh
Name: Brian Walsh
Title: Managing Director

LENDERS:
REGIONS BANK
By: /s/ Brian Walsh
Name: Brian Walsh
Title: Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION
By: /s/ John P Levesque
Name: John P Levesque
Title: Managing Director

HANCOCK WHITNEY BANK
By: /s/ Larry Attenhofer
Name: Larry Attenhofer
Title: Senior Vice President